EXHIBIT 23.3


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            ---------------------------------------------------


As independent certified public accountants, we hereby consent to the incorporation by reference in this Viacom Inc. Amendment No. 3 to Form
S-3 registration statement, of our report dated March 23, 1994, on Blockbuster Entertainment Corporation's 1993, 1992 and 1991 financial statements, included in Viacom Inc.'s Form 8-K dated April 13, 1995, and to all references to our Firm included in this registration statement.


                                                   /s/ ARTHUR ANDERSEN LLP

                                                   ARTHUR ANDERSEN LLP



Fort Lauderdale, Florida,
  May 2, 1995.